UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2010

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 14, 2010, Equinix, Inc. was served with a lawsuit filed in the Superior Court of California in Santa Clara County by 529 Bryant Street Partners LLC (“Plaintiff”) against our wholly owned subsidiaries Switch & Data CA Nine LLC (“Tenant”) and Switch & Data Facilities Company, Inc. (“Guarantor”). The lawsuit alleges that Tenant breached certain non-monetary obligations under its lease (the “Lease”) of our data center located at 529 Bryant Street in Palo Alto, California (the “Premises”) and seeks monetary damages, specific performance of those non-monetary obligations and ejectment of Tenant from the Premises. The lawsuit also alleges that Guarantor has breached its obligations under its guaranty of the Lease. We believe that the lawsuit as a whole lacks merit and that the remedies sought are excessive. We are currently in discussions with Plaintiff to reach a mutually agreeable settlement, but intend to defend the lawsuit vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: September 17, 2010	By:	/S/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer